EXHIBIT 99.2

                            STOCK PURCHASE AGREEMENT


                           dated as of March 12, 2004


                                  by and among


                       TELEFONOS DE MEXICO, S.A. DE C.V.,


                                 WORLDCOM, INC.,


                            MCI INTERNATIONAL, INC.,


                        MCI WORLDCOM INTERNATIONAL, INC.


                                       and


                             MCI WORLDCOM BRAZIL LLC

                                TABLE OF CONTENTS


                                                                                                                        Page

ARTICLE 1  DEFINITIONS....................................................................................................2

           Section 1.01.       Definitions................................................................................2

ARTICLE 2  SALE AND PURCHASE OF SHARES....................................................................................5

           Section 2.01.       Sale and Purchase of the Shares............................................................5

           Section 2.02.       Deliveries by the Sellers and Buyer........................................................5

           Section 2.03.       Closing....................................................................................6

           Section 2.04.       No Prior Change of Control.................................................................6

           Section 2.05.       Acquisition Subsidiaries...................................................................6

ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF PARENT AND THE SELLERS.......................................................6

           Section 3.01.       Corporate Existence and Power..............................................................6

           Section 3.02.       Due Authorization..........................................................................7

           Section 3.03.       Governmental Authorizations; Non-Contravention.............................................7

           Section 3.04.       Title to Shares and Common Stock...........................................................8

           Section 3.05.       No Other Assets............................................................................9

           Section 3.06.       Related Party Agreements...................................................................9

           Section 3.07.       Finders' Fees..............................................................................9

           Section 3.08.       Board Approval and Recommendation..........................................................9

           Section 3.09.       Foreign Investment Registration............................................................9

           Section 3.10.       No Other Representations or Warranties.....................................................9

           Section 3.11.       Capital Gain..............................................................................10

ARTICLE 4  REPRESENTATIONS AND WARRANTIES OF BUYER.......................................................................10

           Section 4.01.       Corporate Existence and Power.............................................................10

           Section 4.02.       Corporate Authorization...................................................................10

           Section 4.03.       Governmental Authorizations; Non-Contravention............................................10

           Section 4.04.       Finders' Fees.............................................................................11

           Section 4.05.       Sufficiency of Funds......................................................................11

           Section 4.06.       No Reliance...............................................................................11

           Section 4.07.       Investment Intent.........................................................................12

ARTICLE 5  COVENANTS OF BUYER AND THE SELLERS............................................................................12

           Section 5.01.       Commercially Reasonable Efforts...........................................................12


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                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                                        PAGE

           Section 5.02.       Certain Filings...........................................................................15

           Section 5.03.       Conduct of the Sellers....................................................................15

           Section 5.04.       Public Announcements......................................................................17

           Section 5.05.       Notices of Certain Events.................................................................17

           Section 5.06.       Refinancing of Certain Indebtedness.......................................................18

           Section 5.07.       Indemnification and Insurance.............................................................18

           Section 5.08.       Sale Motion...............................................................................19

           Section 5.09.       Certain Regulatory Obligations............................................................20

           Section 5.10.       Indemnification by Parent and Sellers.....................................................21

           Section 5.11.       Use of Name...............................................................................21

           Section 5.12.       Transfer of Shares by New Startel.........................................................21

           Section 5.13.       Confidentiality...........................................................................21

           Section 5.14.       No Solicitation...........................................................................22

           Section 5.15.       Company Assets............................................................................22

           Section 5.16.       Startel Loan..............................................................................23

ARTICLE 6  CONDITIONS TO THE SHARE PURCHASE..............................................................................23

           Section 6.01.       Conditions to Obligations of Each Party...................................................23

           Section 6.02.       Conditions to the Obligations of Buyer....................................................23

           Section 6.03.       Conditions to the Obligations of the Sellers..............................................25

ARTICLE 7  TERMINATION...................................................................................................25

           Section 7.01.       Termination...............................................................................25

           Section 7.02.       Effect of Termination.....................................................................27

ARTICLE 8  MISCELLANEOUS.................................................................................................27

           Section 8.01.       Notices...................................................................................27

           Section 8.02.       Non-Survival of Representations and Warranties............................................28

           Section 8.03.       Amendments; No Waivers....................................................................29

           Section 8.04.       Expenses; Sales and Transfer Taxes........................................................29

           Section 8.05.       Successors and Assigns....................................................................29

           Section 8.06.       Governing Language; Governing Law.........................................................29

           Section 8.07.       Jurisdiction..............................................................................29

           Section 8.08.       WAIVER OF JURY TRIAL......................................................................30



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                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                                        PAGE

           Section 8.09.       Counterparts; Effectiveness; No Third Party Beneficiaries.................................30

           Section 8.10.       Entire Agreement..........................................................................30

           Section 8.11.       Captions..................................................................................30

           Section 8.12.       Severability..............................................................................30

           Section 8.13.       Remedies..................................................................................30

           Section 8.14.       Parent Guarantee..........................................................................31

           Section 8.15.       Interpretation............................................................................31


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
                            STOCK PURCHASE AGREEMENT

           STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of March 12,
2004, executed in the City of New York, State of New York, United States of
America, by and among Telefonos de Mexico, S.A. de C.V., a Mexican sociedad anonima de capital variable ("Buyer"), WorldCom, Inc., a Georgia corporation (or its successor in interest following the Effective Date (as hereinafter defined))
("Parent"), MCI International, Inc., a Delaware corporation (or its successor in interest following the Effective Date) ("MCII"), MCI WorldCom International,
Inc., a Delaware corporation (or its successor in interest following the Effective Date) ("MCIWI"), and MCI WorldCom Brazil LLC, a Delaware limited liability company (or its successor in interest following the Effective Date)
("MCIWB" and, collectively with MCII and MCIWI, the "Sellers").

           WHEREAS, Parent and each of the Sellers is a debtor-in-possession under title 11 of the United States Code, 11 U.S.C. ss. 101 et seq. (the
"Bankruptcy Code"), and each filed a voluntary petition for relief under chapter
11 of the Bankruptcy Code on July 21, 2002 or November 8, 2002, in the United
States Bankruptcy Court for the Southern District of New York (the "Bankruptcy
Court"); and

           WHEREAS, on October 31, 2003, the Bankruptcy Court entered an order confirming Debtors' Modified Second Amended Joint Plan of Reorganization under chapter 11 of the Bankruptcy Code, dated October 21, 2003, as amended and modified (the "Chapter 11 Plan"); and

           WHEREAS, as of the Effective Date, Parent and the Sellers will be reorganized under the Chapter 11 Plan; and

           WHEREAS, as of the date hereof, the Chapter 11 Plan is not effective;
and

           WHEREAS, each of the Sellers is an indirect wholly owned Subsidiary of Parent; and

           WHEREAS, Sellers own, directly and indirectly, all of the issued and outstanding shares of capital stock, participations and ownership interests
(collectively, the "Shares") of the companies set forth on Annex A hereto (each a "Company" and, collectively, the "Companies"); and

           WHEREAS, Sellers own, indirectly through wholly owned subsidiaries, all of the equity interests of Startel Participacoes Ltda., a Brazilian limited liability company ("Startel"), and New Startel Participacoes Ltda., a Brazilian limited liability company ("New Startel" and, together with Startel, the "Direct
Holders"), as more fully described on Annex A hereto; and


           WHEREAS, as of the date hereof, the Direct Holders own, in the aggregate, 64,405,151,125 shares of common stock, without par value (the "Common Stock"), of Embratel Participacoes S.A ("Embratel"); and

           WHEREAS, the Sellers desire to sell to Buyer, and Buyer desires to purchase from the Sellers, the Shares for the Purchase Price and upon the terms and conditions hereinafter set forth and in accordance with Section 363 of the Bankruptcy Code to the extent applicable prior to the Effective Date; and

           WHEREAS, certain terms used in this Agreement are defined in Section 1.01.

           NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

           Section 1.01. Definitions.

           (a) The following terms, as used herein, have the following meanings:

           "Actual Knowledge" means, with respect to any Person, the actual knowledge of those executives of such Person who actively participated in the negotiation of this Agreement on behalf of such Person and, with respect to Parent and Sellers, any employees of Parent or any of its Affiliates (other than Embratel or its Subsidiaries) who serve as members of the Board of Directors of Embratel or any of its Subsidiaries, it being understood that it is not anticipated or required that any diligence efforts will be undertaken by any such executives or employees.

           "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person.

           "Alternate Proposal" means any proposal or offer from a third party to acquire, directly or indirectly, the Shares, the Common Stock or the business of Embratel.

           "Business Day" means a day other than Saturday, Sunday or other day on which commercial banks in Rio de Janeiro, Brazil or New York, New York are authorized or required by Law to close.

           "Concessions" means collectively the (i) Concession Agreement 89/98 for the provision of domestic long distance telephone services; (ii) Concession Agreement 90/98 for the provision of international long distance telephone services; (iii) Authorization Term Nr. 219/2002 for the provision of Switched


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Fixed Telephone Services in the Regions I, II and III; (iv) Authorization Term
Nr. 026/2003 for the provision of Network Telecommunications Transportation converted into the Multimedia Communications Service License by ANATEL Act nr. 41.122/03; (v) Authorization Term Nr. 023/2003 for the provision of Global Movable Satellite Services; and (vi) Authorization Term Nr. 037/1998 Maritime Movable Services.

           "Confidentiality Agreement" means the Confidentiality Agreement, dated February 6, 2004, among Buyer, Embratel and Parent.

           "Disclosure Documents" means Embratel's Annual Report on Form 20-F for the fiscal year ended December 31, 2002, filed by Embratel on June 27, 2003; the Offering Memorandum, dated November 24, 2003, relating to the issuance by Empresa Brasileira de Telecomunicacoes S.A. of $200,000,000 aggregate principal amount of its 11% Guaranteed Notes due 2008; and any reports subsequently filed by Embratel with the SEC or the CVM, together in each case with any documents incorporated by reference therein or exhibits thereto.

           "Governmental Entity" means any federal, state, local or foreign government or any court, tribunal, administrative agency or commission or other governmental or regulatory authority or agency, domestic, foreign or supranational.

           "Law" means any federal, state, local or foreign law (including common law), statute, code, ordinance, order, decree, judgment, rule, resolution or regulation.

           "Losses" means, with respect to a Person, any and all claims, losses, liabilities, costs, penalties, fines and amounts paid or expenses incurred (including reasonable fees for attorneys, accountants, consultants and experts), damages, obligations to third parties, expenditures, judgments, awards or settlements that are imposed upon or otherwise incurred by such Person.

           "Material Adverse Effect" means any change in or effect on the business of Embratel or its Subsidiaries that is or is reasonably likely to be materially adverse to the business, operations, properties (including intangible properties and leased, owned or managed properties), condition (financial or otherwise), assets, liabilities or regulatory status of Embratel and its Subsidiaries, taken as a whole, other than changes or effects resulting from (i) conditions in the Brazilian economy or the Brazilian or United States securities markets in general or resulting from conditions in telecommunications industry in general, except to the extent that Embratel or its Subsidiaries are materially disproportionately affected thereby or (ii) this Agreement, the announcement or performance hereof or the transactions contemplated hereby.

           "Person" means any individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.


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           "SEC" means the United States Securities and Exchange Commission.

           "Subsidiary" means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors, administrators or other persons performing similar functions are at any time directly or indirectly owned by such Person.

           Any reference in this Agreement to a statute shall be to such statute, as amended from time to time, and to the rules and regulations promulgated thereunder.

(b) Each of the following terms is defined in the Section set forth opposite such term:

                     Term                                             Section
                     ----                                             -------

                     1998 Purchase Agreement....................        5.09
                     Agreement..................................      Preamble
                     ANATEL.....................................        2.05
                     Bankruptcy Code............................      Preamble
                     Bankruptcy Court...........................      Preamble
                     BCL........................................        2.04
                     Buyer......................................      Preamble
                     Buyer Disclosure Schedule..................     Article 4
                     Buyer Documents............................        4.02
                     CADE.......................................      3.03(a)
                     Chapter 11 Plan............................      Preamble
                     Closing....................................        2.03
                     Closing Date...............................        2.03
                     Common Stock...............................      Preamble
                     Company, Companies.........................      Preamble
                     CVM........................................        2.04
                     Direct Holders.............................      Preamble
                     Effective Date.............................      5.05(e)
                     Embratel...................................      Preamble
                     Encumbrance................................      3.04(a)
                     GGP........................................      3.03(a)
                     GTL........................................      3.03(a)
                     Indebtedness...............................        5.06
                     MCII.......................................      Preamble
                     MCIWI......................................      Preamble
                     MCIWB......................................      Preamble
                     Mixed Information..........................        5.13
                     New Startel................................      Preamble
                     Outside Date...............................      5.01(f)
                     Parent.....................................      Preamble
                     Payment Date ..............................      5.01(f)


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                     Term                                             Section
                     ----                                             -------

                     Payment Due Date...........................      5.01(f)
                     Protected Information......................        5.13
                     Purchase Price.............................        2.02
                     Representatives ...........................        5.14
                     Sale Motion ...............................      5.08(a)
                     Sale Order ................................      5.08(b)
                     Seller Disclosure Schedule.................     Article 3
                     Seller Documents...........................        3.02
                     Sellers....................................      Preamble
                     Share Purchase.............................        2.01
                     Shares.....................................      Preamble
                     Startel....................................      Preamble
                     Startel Loan...............................        5.16
                     Termination Amount.........................      5.01(f)
                     Termination Event..........................      5.01(f)
                     Transfer Taxes.............................      5.08(c)
                     Usufruct...................................      3.04(b)

                                   ARTICLE 2

                           SALE AND PURCHASE OF SHARES

           Section 2.01. Sale and Purchase of the Shares. Upon the terms and subject to the conditions contained herein, at the Closing, each of the Sellers shall sell and transfer to Buyer (or its designees pursuant to Section 2.05), and Buyer (or such designees) shall purchase and accept from each of the Sellers, that number of Shares set forth next to such Seller's name on Schedule
2.01 attached hereto (the "Share Purchase").

           Section 2.02. Deliveries by the Sellers and Buyer. At the Closing:

          (a) Each of the Sellers and Buyer shall execute and deliver the required amendments to the articles of association of each of the Companies in form and substance necessary to assign and transfer the Shares to Buyer.

          (b) Buyer shall pay an amount in cash equal to U.S.$360,000,000 (THREE HUNDRED SIXTY MILLION DOLLARS), less any amounts actually paid by Buyer to the Sellers pursuant to Section 5.01(f) hereof, to an account designated in writing by the Sellers, not less than three (3) Business Days prior to the Closing, by wire transfer of immediately available funds (such amount to be paid at Closing, the "Purchase Price").

          (c) Buyer shall deliver to the Sellers the certificate referred to in
     Section 6.03(c) hereof.


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          (d) The Sellers shall deliver to Buyer the certificate referred to in
     Section 6.02(c) hereof.

           Section 2.03. Closing. Unless this Agreement shall have been earlier terminated in accordance with its terms, the closing of the Share Purchase (the "Closing") shall take place at (a) the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, at 10:00 a.m. local time, on a date mutually agreed upon by the Sellers and Buyer but not later than two Business Days after the day on which the conditions precedent set forth in Article 6 have been satisfied or waived (other than any conditions precedent that are not capable of being satisfied until the Closing, but subject to the satisfaction or waiver of those conditions), or (b) such other place, date or time as may be mutually agreed upon in writing by the Sellers and Buyer. The date of the Closing is referred to herein as the "Closing Date."

           Section 2.04. No Prior Change of Control. Any and all rights related to the Shares and the shares of Common Stock shall remain vested with the Sellers or the Direct Holders, as the case may be, until the Closing Date. No provision of this Agreement shall operate to transfer control of the Companies or any of their respective Affiliates prior to the Closing Date in violation of ANATEL Resolution 101 of February 4, 1999 (Regulation for the Verification of the Control and Transfer of Control of Telecommunications Service Companies),
Article 254-A of the Brazilian Corporation Law (the "BCL") and Rule 361 of March 5, 2002 of the Brazilian Securities Commission (the "CVM").

           Section 2.05. Acquisition Subsidiaries. Prior to the date on which Buyer and the Sellers make the filing with Agencia Nacional de Telecomunicacoes ("ANATEL") contemplated by Section 5.01(a) hereof, Buyer may designate (by written notice to Parent) one or more of its Subsidiaries to receive all or any part of the Shares; provided, however, that any such designation shall not vitiate Buyer's obligations hereunder.

                                   ARTICLE 3

            REPRESENTATIONS AND WARRANTIES OF PARENT AND THE SELLERS

           Except as set forth in the disclosure schedule delivered by Parent and the Sellers to Buyer on or prior to the date hereof (the "Seller Disclosure Schedule"), Parent and each of the Sellers hereby jointly and severally represents and warrants to Buyer as follows:

           Section 3.01. Corporate Existence and Power. Parent and each Seller, each Company and New Startel is a corporation or other entity duly organized and registered, as applicable, validly existing and in good standing under the Laws of the jurisdiction of its organization as set forth on Annex A and, subject to
Section 5.08 hereof, has all requisite corporate or other applicable organizational power and authority to carry on its business as currently conducted.


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
           Section 3.02. Due Authorization. Except as contemplated by Section
5.08 hereof, Parent and each Seller has all requisite power and authority to execute and deliver this Agreement and each other agreement, document, or instrument or certificate contemplated by this Agreement or to be executed by Parent or such Seller in connection with the consummation of the transactions contemplated by this Agreement (the "Seller Documents"), and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Seller Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of Parent and each Seller. This Agreement has been, and each of the Seller Documents will be at or prior to the Closing, duly and validly executed and delivered by Parent and each Seller and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each of the other Seller Documents when so executed and delivered will constitute, legal, valid and binding obligations of Parent and each Seller, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

           Section 3.03. Governmental Authorizations; Non-Contravention.

           (a) The execution, delivery and performance by Parent and each Seller of this Agreement and the other Seller Documents and the consummation by Parent and such Seller of the transactions contemplated hereby and thereby require no action by or in respect of, or filing with, any Governmental Entity, other than
(i) compliance with any applicable requirements of Laws, rules and regulations governing antitrust or merger control matters, including, without limitation, the filing with Conselho Administrativo de Defesa Economica ("CADE") through ANATEL, (ii) compliance with any applicable requirements of Law governing telecommunications matters including, without limitation, the General Telecommunications Law (the "GTL") and the General Grants Plan (the "GGP"), and receipt of all requisite approvals of ANATEL, (iii) compliance with any applicable requirements of any securities or takeover Laws, whether domestic or foreign, including, without limitation, Article 254-A of the BCL and Rule 361 of March 5, 2002 of the CVM, (iv) filings with the applicable Boards of Trade of amendments to the articles of association of each of the Companies in order to assign and transfer the Shares, (v) approval by the Bankruptcy Court of this Agreement and the transactions contemplated hereby, and (vi) any actions or filings the absence of which would not materially impair the ability of Parent or such Seller to consummate the transactions contemplated by this Agreement.

           (b) The execution, delivery and performance by Parent or each Seller of this Agreement and the other Seller Documents and the consummation by Parent or such Seller of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the organizational documents of Parent or such Seller or the Companies or New Startel; (ii) assuming compliance with the matters referred to in Section 3.03(a), contravene,


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
conflict with, or result in a violation or breach of any provision of any applicable Law, judgment, injunction, order or decree, except as would not materially impair the ability of such Seller to consummate the transactions contemplated by this Agreement; or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in any, or give rise to any rights of termination, cancellation or acceleration of any obligations or any loss of any material benefit under, or result in the creation of an Encumbrance on any of the properties or assets (whether owned, leased or managed) of a Seller, a Company or New Startel pursuant to any agreement, contract, instrument, permit, license or franchise to which a Seller, Company or New Startel is a party or by which any of a Seller's, a Company's or New Startel's property (whether owned, leased or managed) is bound or affected, except in each case under this clause (iii) for breaches or defaults, rights of termination, cancellation or acceleration or losses or creations of Encumbrances that would not materially impair the ability of any Seller to consummate the transactions contemplated by this Agreement.

           Section 3.04. Title to Shares and Common Stock.

           (a) As of immediately prior to the Closing, each Seller will have good, valid and marketable title (subject only to transfer restrictions imposed by any applicable securities Laws) to all of such Seller's Shares (as set forth on Annex A hereto), free and clear of any lien, charge, encumbrance, security interest, claim or right of others (each, an "Encumbrance") and, subject to the terms and conditions hereof, at the Closing, such Seller will assign and transfer good, valid and marketable title to all such Shares, free and clear of any Encumbrance (other than any Encumbrance that may be created by, or imposed under, any agreement or instrument to which Buyer is a party, as a result of Buyer's consummation of the transactions contemplated hereby). Other than with respect to the Usufruct (as defined below), none of Parent, the Sellers or any Company is a party to any voting agreement, shareholders agreement or other agreement, arrangement or understanding with respect to the Shares or the shares of Common Stock including, without limitation, any agreement, arrangement or understanding with respect to the voting, registration, sale, gift or other transfer of such Shares or shares of Common Stock.

           (b) Each Direct Holder has good, valid and marketable title (subject only to transfer restrictions imposed by any applicable securities Laws) to all of such Direct Holder's shares of Common Stock (as set forth on Annex A hereto), free and clear of any Encumbrance, except for the rights under the Instrument for the Establishment of the Usufruct of Shares, dated June 29, 2001 (the "Usufruct"), by and between New Startel and Instituto Embratel 21, a Brazilian not-for-profit company, with respect to the shares of Common Stock owned by New Startel, which Usufruct shall be terminated at Closing pursuant to Section 5.12 hereof, without any further liability or obligation whatsoever to New Startel.

           (c) As of November 13, 2003, the Direct Holder's shares of Common Stock in the aggregate represent not less than (i) fifty-one and seven-tenths percent (51.7%) of Embratel's outstanding voting stock and (ii) nineteen and two-tenths percent (19.2%) of Embratel's total outstanding capital stock.


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
           (d) The Shares constitute all of the issued and outstanding capital stock, participations and ownership interests of the Companies.

           Section 3.05. No Other Assets. Except as provided in Section 3.05 of the Seller Disclosure Schedule, at Closing none of the Companies or New Startel
(i) owns any material assets or is subject to any liabilities of any kind (whether known or unknown, contingent or otherwise) or (ii) has conducted any business or operations other than in connection with holding the Shares and/or the shares of Common Stock, as the case may be.

           Section 3.06. Related Party Agreements. Section 3.06 of the Seller Disclosure Schedule sets forth each written contract, agreement or other arrangement between Embratel or any of its Affiliates, on the one hand, and Parent or any of the Sellers or their respective Affiliates, on the other hand. Parent and Sellers reasonably believe that all such contracts, agreements or other arrangements are on terms materially no less favorable to Embratel or its Affiliate, as the case may be, than those that might have reasonably been obtained on an arms length basis from unrelated third parties.

           Section 3.07. Finders' Fees. Except for Lazard Freres & Co. LLC, whose fees will be paid by the Sellers, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Parent or the Sellers who might be entitled to any fee or commission from Parent or the Sellers in connection with the transactions contemplated by this Agreement.

           Section 3.08. Board Approval and Recommendation. The Board of Directors of Parent and each Seller has determined that a sale and assignment of the Shares pursuant to this Agreement under Section 363 of the Bankruptcy Code is in the best interests of Parent or such Seller, as the case may be.

           Section 3.09. Foreign Investment Registration. The relevant investments in the capital stock of the Companies evidenced by the Shares owned by the Sellers, to be sold by such Sellers, pursuant to this Agreement, have been duly registered with the Central Bank of Brazil as direct foreign investments in the Companies and such registration is up-to-date, in good standing and not subject to any restriction or limitation that would adversely affect the ability of Buyer to succeed to such registrations. In the case of MCIWI, such aggregate amount in respect of its Shares is equal to US$19,900,544.47. In the case of MCIWB, such aggregate amount in respect of its Shares is equal to US$1,972,230,973.81.

           Section 3.10. No Other Representations or Warranties. Except for the representations and warranties made by Parent or the Sellers in Article 3 of this Agreement, none of Parent or the Sellers or their Affiliates or agents makes any representations or warranties, and Buyer hereby disclaims any other representations or warranties, whether made by Parent or the Sellers or any of their Affiliates, or any of their respective agents, with respect to the negotiation, execution, delivery or performance of this Agreement, notwithstanding the delivery or disclosure to Buyer or its Affiliates or agents of any documentation or other information with respect to any one or more of the foregoing.


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
           Section 3.11. Capital Gain. The sale of the Shares pursuant to this Agreement will not result in any capital gain for any of the Sellers and will not cause any income tax liability for Buyer or its representatives in Brazil, pursuant to Article 26 of Brazilian Law No. 10.833/33.

                                   ARTICLE 4

                     REPRESENTATIONS AND WARRANTIES OF BUYER

           Except as set forth in the disclosure schedule delivered by Buyer to the Sellers on or prior to the date hereof (the "Buyer Disclosure Schedule"), Buyer represents and warrants to the Sellers as follows:

           Section 4.01. Corporate Existence and Power. Buyer is a company duly organized and registered, validly existing and in good standing under the Laws of its jurisdiction of incorporation and has all requisite corporate power and authority to carry on its business as currently conducted.

           Section 4.02. Corporate Authorization. Buyer has all requisite power and authority to execute and deliver this Agreement and each other agreement, document, or instrument or certificate contemplated by this Agreement or to be executed by Buyer in connection with the consummation of the transactions contemplated by this Agreement (the "Buyer Documents"), and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Buyer Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of Buyer. This Agreement has been, and each of the Buyer Documents will be at or prior to the Closing, duly and validly executed and delivered by Buyer and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each of the other Buyer Documents when so executed and delivered will constitute, legal, valid and binding obligations of Buyer, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

           Section 4.03. Governmental Authorizations; Non-Contravention.

           (a) The execution, delivery and performance by Buyer of this Agreement and the other Buyer Documents and the consummation by Buyer of the transactions contemplated hereby and thereby require no action by or in respect of, or filing with, any Governmental Entity, other than (i) compliance with any applicable requirements of Laws, rules and regulations governing antitrust or merger control matters, including, without limitation, the filing with CADE through ANATEL, (ii) compliance with any applicable requirements of Law governing telecommunications matters including, without limitation, the GTL and the GGP, and receipt of all requisite approvals of ANATEL, (iii) compliance with any applicable requirements of any securities or takeover Laws, whether domestic or foreign, including, without limitation, Article 254-A of the BCL and Rule 361 of March 5, 2002 of the CVM, (iv) filings with the applicable Boards of Trade of amendments to the articles of association of each of the Companies in order to assign and transfer the Shares, and (v) any actions or filings the absence of which would not materially impair the ability of Buyer to consummate the transactions contemplated by this Agreement.

           (b) The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the organizational documents of Buyer; or (ii) assuming compliance with the matters referred to in Section 4.03(a), contravene, conflict with, or result in a violation or breach of any provision of any applicable Law, regulation, judgment, injunction, order or decree, except as would not materially impair the ability of Buyer to consummate the transactions contemplated by this Agreement.

           Section 4.04. Finders' Fees. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Buyer who might be entitled to any fee or commission from the Sellers or any of their Affiliates upon consummation of the transactions contemplated by this Agreement.

           Section 4.05. Sufficiency of Funds. Buyer has and will continue to have sufficient funds to pay the Purchase Price and any expenses incurred by it or its Affiliates or agents in connection with the transactions contemplated by this Agreement, and to otherwise perform its obligations hereunder.

           Section 4.06. No Reliance. Buyer acknowledges and agrees that (a) it has not been induced by and has not relied upon any representations, warranties or statements, whether express or implied, made by the Sellers or any of their respective Affiliates or agents representing or purporting to represent the Sellers that are not expressly set forth in this Agreement, whether or not any such representations, warranties or statements were made in writing or orally;
(b) it has made its own assessment of the business of Embratel and its Subsidiaries and future prospects thereof and is sufficiently experienced to make an informed judgment with respect thereto; and (c) neither the Sellers nor any of their respective Affiliates or agents has made any representation or warranty, express or implied, as to the future prospects of the business of Embratel or any of its Subsidiaries or profitability thereof, or with respect to any forecasts, projections or business plans prepared by or on behalf of Embratel, the Sellers or any of their respective Affiliates.

           Section 4.07. Investment Intent. Buyer is acquiring the Shares and the shares of Common Stock for its own account and not with a view to, or for sale in connection with, any distribution or resale thereof in violation of applicable Law, including without limitation Section 2(11) of the Securities Act of 1933. Buyer (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Shares and the shares of Common Stock and is capable of bearing the economic risks of such investment.

                                   ARTICLE 5

                       COVENANTS OF BUYER AND THE SELLERS

           The parties hereto agree that:

           Section 5.01. Commercially Reasonable Efforts.

           (a) Subject to the terms and conditions of this Agreement, each of Buyer, Parent and the Sellers will use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to cause to be satisfied all conditions precedent to its obligations under this Agreement and to consummate and make effective the transactions contemplated by this Agreement, in each case as soon as practicable after the date hereof. In furtherance and not in limitation of the foregoing, each of Buyer and the Sellers agrees (i) as promptly as practicable after the date hereof, but in any event within fifteen (15) Business Days of the date hereof, to make an appropriate filing with each of CADE and ANATEL with respect to the transactions contemplated by this Agreement, (ii) as promptly as practicable after the date hereof, but in any event within thirty (30) days of the date hereof, to make an appropriate filing with CVM with respect to the transactions contemplated by this Agreement to obtain the approval of the public offer referred to in Section 5.09(a) hereof, (iii) to comply with all of the requirements of the applicable Boards of Trade including, without limitation, the filing of amendments to the respective articles of association of each of the Companies in order to assign and transfer the Shares, (iv) to make such other filings as are required under Laws, rules and regulations governing antitrust or merger control matters with respect to the transactions contemplated hereby as promptly as practicable after the date hereof, (v) to take any act, make any undertaking or receive any clearance or approval required by CADE, ANATEL, CVM, any other Governmental Entity or under applicable Law and (vi) not to take any action that would reasonably be expected to materially delay or prevent the consummation of the transactions contemplated hereby.

           (b) Each of Buyer and the Sellers will, and will cause its respective Affiliates (provided that the Sellers will use their commercially reasonable efforts to cause Embratel and its Subsidiaries) to (i) respond as promptly as practicable to any inquiries or requests received from any Governmental Entity for additional information or documentation, and (ii) not enter into any agreement with any Governmental Entity not to consummate, or delay the consummation of the transactions contemplated by this Agreement, except with the prior consent of the other party (which consent shall not be unreasonably withheld or delayed).

           (c) [Intentionally Omitted].

           (d) From the date hereof to Closing, subject to compliance with all applicable Laws, and to the extent permissible under Section 2.04 hereof, Parent and the Sellers shall use commercially reasonable efforts to cause Embratel and its Subsidiaries, officers, directors, employees, auditors and agents to afford the officers, employees and agents of Buyer reasonable access at reasonable times to its officers, employees, agents, properties, offices and other facilities and to all books and records; provided, however, that Buyer shall have a reasonable need for such access and shall not interfere with the operation of business of Embratel or its Subsidiaries.

           (e) Subject to Section 2.04 hereof and to compliance with all applicable Laws, each of Buyer and the Sellers shall (i) promptly notify the other party of any written communication to that party or its Affiliates (other than Embratel and its Subsidiaries) from any Governmental Entity and permit the other party to review in advance any proposed written communication to any of the foregoing; (ii) not agree to participate in any substantive meeting or discussion with any Governmental Entity in respect of any filings, investigation or inquiry concerning this Agreement or the transactions contemplated hereby unless it consults with the other party in advance and, to the extent permitted by such Governmental Entity, gives the other party the opportunity to attend and participate at any such meeting; and (iii) furnish the other party with copies of all correspondence, filings, and communications (and memoranda setting forth the substance thereof) between it and its representatives on the one hand, and any Governmental Entities or members of their respective staffs on the other hand, with respect to this Agreement and the transactions contemplated hereby (except that the Sellers shall be under no obligation of any kind to provide Buyer with any documents, material or other information relating to the valuation of Embratel or to alternatives to this Agreement and the transactions contemplated hereby).

           (f) As an added inducement to Parent and the Sellers to enter into this Agreement with Buyer, the parties hereto intend and have agreed that Buyer shall make certain payments to the Sellers in the event that the regulatory approvals required in order to consummate the transactions contemplated hereby are delayed or not obtained or injunctions in respect of the granting thereof are issued. Consistent therewith, (i) on the first Business Day following the date hereof, Buyer shall pay an amount in cash equal to U.S.$20,000,000 (TWENTY MILLION DOLLARS) to an account of Sellers designated by the Sellers, by wire transfer of immediately available funds, and (ii) if the Closing shall not already have occurred, on (A) the date that is ninety (90) days after the date of the entry of the Sale Order or (B) July 9, 2004 if the Effective Date shall have occurred prior to the Bankruptcy Court having entered the Sale Order, Buyer shall pay an additional amount in cash equal to U.S.$10,000,000 (TEN MILLION DOLLARS) to an account of Sellers designated by the Sellers, by wire transfer of immediately available funds; provided that, if on the applicable date specified in clause (ii)(A) or (ii)(B) above the conditions to Closing set forth in
Section 6.01(c) and Section 6.02 have not been satisfied or waived by the parties hereto, then such payment shall be delayed until the first Business Day thereafter on which such conditions set forth in Section 6.01(c) and Section
6.02 shall have been satisfied or waived. The payment referred to in clause (ii) above shall be made by Buyer regardless of whether the various other conditions precedent to the consummation of the Share Purchase have then been satisfied or waived (including, without limitation, the receipt of all requisite regulatory and other legal approvals). The date on which the payment referred to in clause
(ii) above is due shall be referred to herein as the "Payment Due Date" and the date on which such payment is made shall be referred to herein as the "Payment Date." In the event that this Agreement is validly terminated by (x) Buyer pursuant to Section 7.01(b) (but only if the order, decree, ruling or other action issued or taken by such Governmental Entity is of a non-regulatory nature (which, for purposes hereof, shall mean that such order, decree, ruling or other action does not arise out of, relate to or concern antitrust, competitition or telecommunications matters)) or Sections 7.01(d), (i) or (j) hereof, or (y) Parent or the Sellers pursuant to Sections 7.01(b) (but only if the order, decree, ruling or other action issued or taken by such Governmental Entity is of a non-regulatory nature (which, for purposes hereof, shall mean that such order, decree, ruling or other action does not arise out of, relate to or concern antitrust, competitition or telecommunications matters)) or Sections 7.01(e),
(f) or (g), then the Sellers shall pay to Buyer promptly (but in any event within ten (10) Business Days) following such termination all amounts previously paid by Buyer to the Sellers pursuant to this Section 5.01(f) as of the date of such termination. In addition, in the event that this Agreement is validly terminated by Buyer pursuant to Section 7.01(k) hereof on or before the Payment Due Date, then the Sellers shall pay to Buyer promptly (but in any event within ten (10) Business Days) following such termination all amounts previously paid by Buyer to the Sellers pursuant to this Section 5.01(f) as of the date of such termination. Notwithstanding anything contained herein to the contrary, until all requisite regulatory approvals are obtained and the Closing shall have occurred, the Sellers shall continue to exercise full and exclusive control of the Companies and New Startel. If the Closing shall not have occurred by July 8, 2005 (the "Outside Date") and the conditions to Closing set forth in Section 6.01(c) and Section 6.02 have been satisfied or waived by the parties hereto, Buyer shall unconditionally and irrevocably pay an additional amount in cash equal to U.S.$10,000,000 (TEN MILLION DOLLARS) as well as all amounts theretofore due and payable and not yet paid by Buyer under this Section 5.01(f) (such payment, the "Termination Amount") to an account of the Sellers designated by the Sellers, by wire transfer of immediately available funds; provided, however, that if at any time, there shall be a final and non-appealable order of or other final determination by ANATEL or CADE permanently restraining, denying, enjoining or otherwise prohibiting the transactions contemplated by this Agreement or other action is taken or not taken by ANATEL or CADE which has such effect or this Agreement is terminated pursuant to Section 7.01(b) hereof where the relevant order, decree, ruling or other action is of a regulatory nature (as referred to above) (a "Termination Event"), then Buyer shall promptly thereafter unconditionally and irrevocably pay the Termination Amount to an account of the Sellers designated by the Sellers, by wire transfer of immediately available funds; provided further, however, that if a Termination Event occurs prior to the Payment Date, then the Termination Amount shall be an amount in cash equal to U.S.$20,000,000 (TWENTY MILLION DOLLARS).

           Section 5.02. Certain Filings. Buyer and the Sellers shall cooperate with one another and use their commercially reasonable efforts (i) in determining whether any action by or in respect of, or filing with, any Governmental Entity is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (ii) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

           Section 5.03. Conduct of the Sellers.

           (a) During the period from the date of this Agreement to the Closing Date, except as may be required by applicable Law, the Sellers shall not, and shall cause the Companies and New Startel not to, without the consent of Buyer, except for and as provided under the Usufruct with respect to the shares of Common Stock held by New Startel, (i) sell, transfer (including by operation of law), give, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, gift, pledge, encumbrance, assignment or other disposition of, the Shares or any shares of Common Stock, other than for those Encumbrances which will be released prior to the Closing; provided, however, that the vesting of assets in the reorganized Sellers in accordance with the Chapter 11 Plan upon emergence from chapter 11 of the Bankruptcy Code shall not constitute a transfer or other disposition of the Shares in contravention of this subsection, (ii) deposit the Shares or any shares of Common Stock into a voting trust or grant any proxies or enter into a voting agreement, power of attorney or voting trust with respect to the Shares or any shares of Common Stock, other than any such actions in connection with the voting of the shares of Common Stock at any meeting of the shareholders of Embratel or by written consent of the shareholders, in each case, occurring prior to the Closing Date, (iii) adopt or propose any change in their respective organizational documents other than in connection with the Chapter 11 Plan, (iv) merge or consolidate with any other Person or acquire assets, equity or debt of any Person, or make loans or extensions of credit to any Person, (v) take any action that would have the effect of preventing or materially delaying the Sellers from performing any of their respective obligations under this Agreement, or (vi) make, declare or pay any dividend or distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any Shares or any securities or obligations convertible into or exchangeable for any Shares, other than as permitted by Section 5.15.

           (b) During the period from the date of this Agreement to the Closing Date, except as otherwise expressly provided for herein or required by applicable Law, the Sellers shall use their commercially reasonable efforts to cause each of Embratel and its Subsidiaries to conduct its business and operations in the ordinary course consistent with past practice, to maintain and preserve its business organization and its material rights and franchises, and to retain the services of its officers and key employees and maintain relationships with material customers, suppliers, lessees, licensees and other third parties to the end that its goodwill and ongoing business shall not be impaired in any material respect. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Closing Date, except as set forth in Section 5.03 of the Seller Disclosure Schedule and to the extent permissible under Section 2.04 hereof, the Sellers shall use their commercially reasonable efforts to cause Embratel and its Subsidiaries not to, without the prior written consent of Buyer:

                (i) do or effect any of the following actions with respect to any securities of Embratel: (A) adjust, split, combine, recapitalize or reclassify its capital stock, (B) make, declare or pay any dividend or distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock other than for dividends paid by Embratel in the ordinary course of business on the shares of preferred stock, without par value, of Embratel, and other than pursuant to the terms of such capital stock as set forth in Embratel's By-Laws, (C) grant any Person any right or option to acquire any shares of its capital stock other than grants to directors, officers and employees pursuant to and in accordance with the terms of Embratel's existing stock option plan(s) as of the date hereof and in amounts consistent with past practice, (D) issue, deliver or sell or agree to issue, deliver or sell any additional shares of its capital stock or any securities, instruments or obligations convertible into or exchangeable or exercisable for any shares of its capital stock or such securities (except (i) pursuant to the exercise of outstanding options and options issued after the date hereof in accordance with clause (C) of this paragraph, (ii) for grants of stock to directors, officers and employees pursuant to and accordance with Embratel's existing stock grant plan(s) (if any) as of the date hereof and in amounts consistent with past practice and (iii) for issuances of shares of capital stock or securities, instruments or obligations convertible into or exchangeable or exercisable for shares of capital stock or securities, for cash at fair market value in an amount not to exceed $100,000,000 in the aggregate) or (E) enter into any agreement, understanding or arrangement with respect to the sale or voting of its capital stock;

                (ii) sell, transfer, lease, pledge, mortgage, encumber or otherwise dispose of any amount of its property or assets that is material to Embratel and its Subsidiaries, taken as a whole, other than in the ordinary course of business consistent with past practice;

                (iii) make or propose any changes in its By-Laws or similar organizational document;

                (iv) merge or consolidate with any other Person or acquire assets or capital stock of any other Person which are material to Embratel and its Subsidiaries, taken as a whole; or

                (v) authorize any of, or commit, propose or agree to take any of, the foregoing actions.

           For purposes of this Agreement, Parent and the Sellers shall be deemed to have used their commercially reasonable efforts to cause Embratel and its Subsidiaries to take or not take any actions contemplated herein if Parent and the Sellers (i) cause Startel to exercise all voting rights with respect to the shares of Common Stock in a manner consistent with the obligations of the Sellers hereunder at any meeting of the shareholders of Embratel or by written consent of the shareholders, (ii) request and endeavor to persuade Embratel and its Subsidiaries to act in a manner consistent with the provisions of this Agreement, and (iii) request and endeavor to persuade any employees of Parent who serve as members of the Board of Directors of Embratel or its Subsidiaries to vote on matters submitted to any such Board of Directors in a manner consistent with the provisions of this Agreement to the extent that so voting would be considered by them to be in the best interests of Embratel or such Subsidiary of Embratel, as applicable, and its respective stockholders and otherwise consistent with their fiduciary duties as directors. None of the Sellers, the Companies or New Startel shall be obligated to cause any board member or officer of Embratel to take or not take any specific action or to approve or reject any specific proposal with respect to any matter.

           Section 5.04. Public Announcements. Buyer, Parent and the Sellers will consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable Law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation.

           Section 5.05. Notices of Certain Events. Buyer, on the one hand, and Parent and the Sellers, on the other hand, shall promptly notify the other of:

          (a) the receipt by Buyer, Parent or Sellers, as the case may be, of any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement (other than as contemplated by Sections 3.03 and 4.03 hereof);

          (b) the receipt by Buyer, Parent or Sellers, as the case may be, of any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement;

          (c) (i) the occurrence or failure to occur, of any event of which it has Actual Knowledge, which occurrence or failure to occur would be likely to cause any such parties representations or warranties in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof until the Closing or (ii) any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, provided, however, that the delivery of any notice pursuant to this Section 5.05 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice;

          (d) any actions, suits, claims, investigations or proceedings commenced or overtly threatened, in each case, of which it has Actual Knowledge, against, relating to or involving or otherwise affecting Buyer, the Sellers or any of their respective Affiliates that relate to the consummation of the transactions contemplated by this Agreement; and

          (e) the occurrence of the effective date of the Chapter 11 Plan (the "Effective Date").

           Section 5.06. Refinancing of Certain Indebtedness. To the extent that the Share Purchase or any other transaction contemplated by this Agreement results in the acceleration in payment of, or obligation to prepay any Indebtedness of Embratel or any of its Subsidiaries at Closing (after giving effect to any waivers or amendments of the instruments evidencing such Indebtedness), Buyer hereby agrees to take such action as is necessary to ensure that all such Indebtedness is repaid on or after Closing within any time limits imposed and in a manner that shall not impair the business of Embratel or any of its Subsidiaries in any material respect. For the purposes of this Agreement, "Indebtedness" means, without duplication, (a) all obligations for borrowed money or with respect to deposits or advances of any kind, (b) all obligations evidencing bonds, debentures, notes or other similar instruments or upon which interest charges are customarily paid, (c) all guarantees of the foregoing, (d) all obligations for the deferred purchase price of property or services (other than current accounts payable arising in the ordinary course of business), (e) all payment obligations with respect to interest rate or currency protection agreements, (f) all obligations as an account party under any letter of credit,
(g) all obligations under capital leases, and (h) any prepayment or other payments or penalties on any Indebtedness incurred as a result of the transactions contemplated by this Agreement.

           Section 5.07. Indemnification and Insurance.

           (a) From and after the Closing Date, Buyer shall use its commercially reasonable efforts to cause Embratel to (i) indemnify and hold harmless, to the fullest extent permitted under applicable Law, the individuals who on or prior to the Closing Date were directors or officers of Embratel or any of its Subsidiaries (collectively, the "Indemnitees") with respect to all acts or omissions by them in their capacities as such or taken at the request of Embratel or any of its Subsidiaries at any time prior to the Closing Date, (ii) agree to maintain all rights of the Indemnitees to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Closing Date as provided in the respective By-laws (or comparable organizational documents) of Embratel or any of its Subsidiaries as now in effect, and any indemnification agreements or arrangements of Embratel or any of its Subsidiaries shall survive the Share Purchase and shall continue in full force and effect in accordance with their terms, (iii) pay any expenses of any Indemnitee under this Section 5.07 as incurred to the fullest extent permitted under applicable Law, provided that the person to whom expenses are advanced provides an undertaking to repay such advances to the extent required by applicable Law, and (iv) ensure that such rights shall not be amended, or otherwise modified in any manner that would adversely affect the rights of the Indemnitees, unless such modification is required by applicable Law.

           (b) From and after the Closing Date, Buyer shall use its commercially reasonable efforts to cause Embratel to maintain in effect, for the six-year period commencing immediately after the Closing Date, Embratel's current directors' and officers' liability insurance covering acts or omissions occurring prior to the Closing Date with respect to those persons who are currently covered by Embratel's directors' and officers' liability insurance policy on terms with respect to such coverage and amount no less favorable to Embratel's directors and officers currently covered by such insurance than those of such policy in effect on the date hereof or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that Buyer shall not be required to use its commercially reasonable efforts to cause Embratel to pay an annual premium for such directors' and officers' liability insurance in excess of 200% of the annual premium currently paid by Embratel for such insurance, but in such case shall cause Embratel to purchase as much of such coverage as possible for that amount; provided, further, however, that, if Embratel's current directors' and officers' liability insurance expires, is terminated or is canceled, Buyer shall use its commercially reasonable efforts to cause Embratel to obtain directors' and officers' liability insurance covering such acts or omissions with respect to each such person on terms with respect to such coverage and amount no less favorable to Embratel's directors and officers currently covered by such insurance than those of such policy in effect immediately prior to the date of such expiration, termination or cancellation, subject to the immediately preceding proviso.

           Section 5.08. Sale Motion.

           (a) Within five (5) Business Days after the date of execution hereof by the parties hereto, Parent and the Sellers shall file a motion (the "Sale Motion") with the Bankruptcy Court seeking approval and entry of the Sale Order (as hereinafter defined). The parties hereto acknowledge that in connection with seeking entry of the Sale Order and implementation thereof, this Agreement (together with the Exhibits and Schedules attached hereto) will be filed with the Bankruptcy Court and made publicly available, and prior to the entry of the Sale Order, disclosures relating to the transactions contemplated by this Agreement will be made to the official committee of unsecured creditors (and its representatives) appointed in connection with the Sellers' chapter 11 cases pending in the Bankruptcy Court, and the parties agree that such filing and disclosures will not violate any confidentiality obligations owing to any party hereto, whether pursuant to the Confidentiality Agreement, this Agreement or otherwise.

           (b) The Sellers shall propose and submit to the Bankruptcy Court an order of the Bankruptcy Court (the "Sale Order"), in form and substance reasonably acceptable to Buyer, approving this Agreement and all of the terms and conditions hereof, and approving and authorizing the Sellers to consummate the transactions contemplated hereby. Without limiting the generality of the foregoing, the Sale Order shall find and provide, among other things, that (a) the Shares to be assigned and transferred to Buyer pursuant to this Agreement shall be assigned and transferred to Buyer free and clear of all Encumbrances;
(b) Buyer has acted in good faith within the meaning of Section 363(m) of the Bankruptcy Code and, as such, is entitled to the protections afforded thereby;
(c) this Agreement was negotiated, proposed and entered into by the parties without collusion, in good faith and from arm's length bargaining positions; (d) neither the Sellers nor Buyer has engaged in any conduct that would cause or permit this Agreement to be avoided under Section 363(n) of the Bankruptcy Code;
(e) the Bankruptcy Court shall retain jurisdiction to resolve any controversy or claim arising out of or relating to this Agreement, or the breach hereof as provided in Section 8.07; and (f) this Agreement and the transactions and instruments contemplated hereby, shall be specifically performable and enforceable against and binding upon, and not subject to rejection or avoidance by, the Sellers or any chapter 7 or chapter 11 trustee of the Sellers and their respective estates.

           (c) Pursuant to the Sale Motion, the Sellers shall request that the Sale Order entered by the Bankruptcy Court exempt the sale of the Shares under this Agreement from any stamp tax, transfer tax or similar tax which may be payable by reason of the sale of the Shares under this Agreement or the transactions contemplated herein (collectively, the "Transfer Taxes"). In the event that the Sale Order entered by the Bankruptcy Court does not provide such an exemption and Transfer Taxes are required to be paid, or in the event any such Transfer Taxes are assessed at any time thereafter, then all such Transfer Taxes associated with the Share Purchase shall be paid by Buyer at Closing or, if assessed at any time thereafter, shall be paid promptly by Buyer following such assessment. Buyer and the Sellers agree to provide each other reasonable assistance in the preparation and filing of any kind and all required Transfer Tax returns for or with respect to such Transfer Taxes with any and all appropriate taxing authorities.

           (d) Buyer, Parent and the Sellers shall cooperate with filing and prosecuting the Sale Motion and obtaining entry of the Sale Order, and Parent and the Sellers shall deliver to Buyer prior to filing, and as early in advance as is practicable to permit adequate and reasonable time for Buyer and its counsel to review and comment, copies of all proposed pleadings, motions, notices, statements, schedules, applications, reports and other papers to be filed by Parent or Sellers in connection with the Sale Motion and the relief requested therein; provided, however, upon the occurrence of the Effective Date, the obligations imposed in this subsection (d) shall be deemed satisfied and Parent and the Sellers shall withdraw the Sale Motion.

           (e) Sellers shall use all commercially reasonable efforts to seek and obtain prompt Bankruptcy Court approval of the Sale Order; provided, however, upon the occurrence of the Effective Date, the obligations imposed in this subsection (e) shall be deemed satisfied and Parent and the Sellers shall withdraw the Sale Motion.

           Section 5.09. Certain Regulatory Obligations.

           (a) Buyer hereby agrees to comply with all of the requirements of
Section 254-A of the BCL and Rule 361 of March 5, 2002 of CVM including, without limitation, making a public offer to purchase all of the outstanding shares of Common Stock not owned by the Direct Holders upon Closing in accordance with the provisions of Section 254-A of the BCL.

           (b) Buyer hereby agrees that, from and after the Closing Date, Buyer shall indemnify and hold Sellers and their respective directors, officers, employees, Affiliates, agents, representatives, successors and permitted assigns harmless from and against any and all Losses in respect of any claims made on or after the Closing Date and based upon, arising from, relating to or otherwise in respect of the special regulatory obligations contained in Article FIVE of the Share Purchase Agreement, dated August 4, 1998 (the "1998 Purchase Agreement"), by and between the Brazilian Federal Government and Startel.

           Section 5.10. Indemnification by Parent and Sellers. Parent and the Sellers hereby agree that, from and after the Closing, Parent and the Sellers shall indemnify and hold Buyer and its directors, officers, employees, Affiliates, agents, representatives, successors and permitted assigns harmless from and against any and all Losses based upon, attributable to or resulting from the failure of the representations and warranties of Sellers set forth in
Section 3.05 hereof to be true and correct in all respects.

           Section 5.11. Use of Name. Buyer hereby agrees that as promptly as practicable after the Closing, but in any event within thirty (30) days of the Closing Date, to cause each of the Companies to amend its articles of association and/or take such other action in order to remove the names "MCI"(TM) and/or "WorldCom"(TM) from the corporate name of such Company.

           Section 5.12. Transfer of Shares by New Startel. At the Closing (and simultaneously therewith), the Sellers shall cause New Startel to transfer all of the shares of Common Stock it owns to Buyer or a Person designated by Buyer.

           Section 5.13. Confidentiality. For a period of two (2) years from the date hereof, and subject to Section 5.08 hereof, except as required by Law or stock exchange rule, the Sellers and their Affiliates (other than Embratel and its Subsidiaries) shall not, directly or indirectly, disclose to any Person or entity or use any proprietary information not in the public domain or generally known or available in the industry, in any form, acquired prior to the Closing Date, relating to the business and operations of Embratel or its Subsidiaries, including but not limited to any such information regarding customers, vendors, suppliers, trade secrets, training programs, manuals or materials, technical information, contracts, systems, procedures, mailing lists, know-how, trade names, improvements, price lists, financial or other data (including the revenues, costs or profits associated with any of Embratel's or its Subsidiaries' services), business plans, code books, invoices and other financial statements, computer programs, software systems, databases, discs and printouts, plans (business, technical or otherwise), customer and industry lists, correspondence, internal reports, personnel files, sales and advertising material, telephone numbers, names, addresses or any other compilation of information, written or unwritten, which is or was used by Embratel or its Subsidiaries, to the extent that such information is owned by Embratel or its Subsidiaries on the date hereof (collectively, "Protected Information"); provided, however, that if any of the Sellers or their Affiliates (other than Embratel and its Subsidiaries) are presently in possession of Protected Information that (x) is necessary to use in the ordinary course of business of Parent or any controlled Affiliate of Parent (other than Embratel or its Subsidiaries) and (y) cannot reasonably be redacted, segregated or otherwise separated from information about or owned by Parent which is necessary to use in the ordinary course of business of Parent (hereinafter, "Mixed Information"), then the Protected Information which is so embedded in such Mixed Information may be used by Parent and its Affiliates in the ordinary course of business; provided that Parent and its Affiliates may not use any such Protected Information to compete or seek to compete with the business or operations of Embratel or its Subsidiaries. Upon the reasonable request of Buyer, during such two (2) year period, Parent and its Affiliates (other than Embratel and its Subsidiaries) shall use their commercially reasonable efforts to cooperate with Buyer (at Buyer's expense) in the development of procedures intended to further implement the intent of this Section 5.13.

           Section 5.14. No Solicitation. Parent and each Seller shall not, and shall cause its officers, directors, employees, agents and representatives (collectively, the "Representatives") not to (i) solicit or initiate any inquiries regarding the submission of any Alternate Proposal, (ii) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, any Alternate Proposal or (iii) enter into any agreement with respect to any Alternate Proposal or approve any Alternate Proposal. Upon execution of this Agreement, Parent and each Seller shall, and shall cause its Representatives to, immediately cease any existing activities, discussions, or negotiations with any parties conducted heretofore with respect to any of the foregoing. Notwithstanding the foregoing, but subject to Section 7.01(j), prior to the entry of the Sale Order, Parent and the Sellers may furnish information concerning the business, properties or assets of Embratel and its Subsidiaries to any Person or group, and may negotiate and participate in discussions and negotiations with such Person or group concerning an Alternate Proposal if (i) such Person or group has submitted an unsolicited written Alternate Proposal and (ii) the Sellers, in the exercise of their fiduciary duties, determine that such action is in the best interest of their chapter 11 estates and creditors.

           Section 5.15. Company Assets. To the extent that any of the Companies or New Startel owns any assets (other than the Shares, the assets set forth on Section 3.05 of the Seller Disclosure Schedule or any assets received as a result of dividends or distribution on the Common Stock), each of Buyer, Parent, and the Sellers shall use their commercially reasonable efforts to cause the Company or Companies owning any such additional assets to take all actions reasonably necessary to cause such assets to be transferred to the Sellers (or a designee of the Sellers) at the Sellers' expense, or divested and the proceeds transferred to the Sellers (or a designee of the Sellers) without cost, expense or liability to Buyer or any Company.

           Section 5.16. Startel Loan. On or prior to the Closing, at the Sellers' option, MCII shall do either of the following, alone or in combination:
(i) assign and transfer to Buyer (or a designee of Buyer), for no consideration, all of its right, title and interest in and to the Loan Agreement, dated July 30, 1998, by and between MCII and Startel, relating to the intercompany loan from MCII to Startel, the principal amount of which on the date hereof is $182,313,837.79, but which may be reduced prior to Closing at the Sellers' election (the "Startel Loan"); and/or (ii) contribute to the capital of Startel an amount equal to the outstanding principal amount of the Startel Loan plus all accrued and unpaid interest thereon, in which case any Shares representing an equity interests in Startel which may be issued in respect of such contribution shall be transferred to Buyer at Closing for no additional consideration.

                                   ARTICLE 6

                        CONDITIONS TO THE SHARE PURCHASE

           Section 6.01. Conditions to Obligations of Each Party. The obligations of Buyer, Parent and the Sellers to consummate the Share Purchase are subject to the satisfaction or waiver (in writing), on or prior to the Closing Date, of the following conditions:

          (a) no provision of any applicable Law or regulation and no judgment, injunction, order, decree of any Governmental Entity or other legal restraint shall prohibit the consummation of the Share Purchase;

          (b) all consents, approvals or other authorizations of any Governmental Entity required in connection with the consummation of the transactions contemplated hereby shall have been obtained, except for such consents or approvals which, if not obtained, would not materially impair the ability of the parties to consummate the transactions contemplated by this Agreement; and

          (c) the Bankruptcy Court shall have entered the Sale Order, in form and substance reasonably acceptable to Buyer, which, among other things, shall have authorized and directed the Sellers to assign and transfer to Buyer the Shares free and clear of all Encumbrances and such Sale Order shall not be subject to any stay issued by the Bankruptcy Court or any other court of competent jurisdiction; provided, however, that upon the occurrence of the Effective Date, the condition imposed in this subsection
     (c) shall be deemed satisfied, Parent and the Sellers shall withdraw the Sale Motion, and all obligations of Parent and the Sellers set forth in this Agreement to seek Bankruptcy Court approval shall be deemed satisfied.

           Section 6.02. Conditions to the Obligations of Buyer. The obligations of Buyer to consummate the Share Purchase are subject to the satisfaction on or prior to the Closing Date of the following further conditions, any of which may be waived in writing by Buyer:

          (a) the Sellers shall have performed in all material respects all of their respective obligations hereunder required to be performed by them at or prior to the Closing Date; provided, however, that upon the occurrence of the Effective Date, all obligations of Parent and the Sellers set forth in this Agreement to seek Bankruptcy Court approval shall be deemed satisfied;

          (b) the representations and warranties of Parent and the Sellers contained in Article 3 of this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality, shall be true and correct as of the date hereof and as of the Closing Date as if made on and as of the Closing Date (or, if given as of a specific date, at and as of such date), except where the failure of such representations and warranties (other than the representations and warranties contained in Sections 3.04(a) and (b) hereof) to be true and correct would not materially impair the ability of Parent and the Sellers to consummate the transactions contemplated by this Agreement;

          (c) Buyer shall have received a certificate signed by an authorized representative of the Sellers to the foregoing effect;

          (d) on the Closing Date, (i) the shares of Common Stock owned by the Direct Holders shall represent not less than a majority of the outstanding voting stock of Embratel on a fully diluted basis, (ii) no shares of capital stock of Embratel shall have been issued since November 13, 2003, other than, in the case of this clause (ii) only, as would have been permissible under Section 5.03(b)(i), assuming for this purpose that such section were applicable from and after such date, and (iii) Embratel's preferred shares (acoes preferenciais) shall not be entitled to vote with the holders of the Common Stock (acoes ordinarias) on matters submitted to Embratel's shareholders;

          (e) all of the matters set forth on Schedule 6.02(e) shall be true and correct as of the Closing Date (after giving effect to the qualifications and exceptions included in such Schedule, including in the introductory paragraph hereof), provided that it is understood and agreed that this condition shall be deemed satisfied unless Buyer shall have provided to Parent and Sellers reasonable evidence which establishes that any of such matters is not true and correct;

          (f) since the date hereof, there shall not have occurred any event or condition that has had, or that would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect; and

          (g) Buyer and the Sellers shall have received a valid clearance certificate (Certidao Negativa de Debito - CND) issued by the Instituto Nacional do Seguro Social and such other clearance certificates in respect of each of the Companies that may be required to file the respective amendments to the articles of association with the relevant commercial registries.

           Section 6.03. Conditions to the Obligations of the Sellers. The obligations of the Sellers to consummate the Share Purchase are subject to the satisfaction on or prior to the Closing Date of the following further conditions, any of which may be waived in writing by the Sellers:

           (a) Buyer shall have performed in all material respects all of its obligations hereunder required to be performed by it on or prior to the Closing Date;

           (b) the representations and warranties of Buyer contained in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality, shall be true and correct as of the date hereof and as of the Closing Date as if made on and as of the Closing Date (or, if given as of a specific date, at and as of such date), except where the failure to be true and correct would not materially impair the ability of Buyer to consummate the transactions contemplated by this Agreement; and

           (c) the Sellers shall have received a certificate signed by an executive officer of Buyer to the foregoing effect.

                                    ARTICLE 7

                                   TERMINATION

           Section 7.01. Termination. This Agreement may be terminated and the Share Purchase abandoned at any time prior to the Closing:

          (a) by mutual written agreement of the Sellers and Buyer;

          (b) by either the Sellers or Buyer, if any Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling or other action each party hereto shall use its reasonable best efforts to have vacated or reversed), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable; provided, however, that neither party hereto shall be permitted to terminate this Agreement pursuant to this Section 7.01(b) unless and until such party shall have complied with all of its obligations set forth in Section 5.01(f) hereof;

          (c) by either the Sellers or Buyer on July 9, 2005, if the Closing has not occurred on or before the Outside Date; provided that the right to terminate this Agreement pursuant to this Section 7.01(c) shall not be available to any party whose breach of any provision of this Agreement results in the failure of the Closing to have occurred by such time; provided further that the right to terminate this Agreement pursuant to this Section 7.01(c) shall not be available to Buyer unless and until Buyer shall have complied with all of its obligations set forth in Section 5.01(f) hereof;

          (d) by Buyer, if Parent or the Sellers shall have breached or failed to perform any obligation, agreement, covenant, representation or warranty on the part of Parent or the Sellers set forth in this Agreement, which breach or failure to perform (i) prevents the conditions set forth in Sections 6.01 and 6.02 from being satisfied, and (ii) shall not have been cured within ten (10) Business Days of notice from Buyer (if such breach is reasonably capable of being cured in such 10-Business Day period);

          (e) by Parent or the Sellers, if Buyer shall have breached or failed to perform any obligation, agreement, covenant, representation or warranty on the part of Buyer set forth in this Agreement, which breach or failure to perform (i) would prevent the conditions set forth in Sections 6.01 and
     6.03 of this Agreement from being satisfied, and (ii) shall not have been cured within ten (10) Business Days of notice from the Sellers (if such breach is reasonably capable of being cured in such 10-Business Day period), or if Buyer fails to make any of the payments required under
     Section 5.01(f) hereof as and when due;

          (f) by Parent or the Sellers, if, in the Sellers' exercise of their fiduciary duties, the Sellers determine, prior to the entry of the Sale Order, that consummation of the transactions contemplated hereunder is not in the best interests of their chapter 11 estates and creditors, in which event Buyer shall be deemed to have waived all claims, damages, actions and causes of action of whatever kind and nature (including any claims for attorney's fees), whether known or unknown, fixed or contingent, matured or unmatured, liquidated or unliquidated or otherwise, arising from, related to, or concerning this Agreement (other than with respect to the Sellers' payment obligation to Buyer pursuant to Section 5.01(f) hereof);

          (g) by Parent or the Sellers, if Parent and the Sellers have complied with the covenant contained in Section 5.08(e) and the Bankruptcy Court (i) does not enter the Sale Order by the date that is forty five (45) days after the date of the Sale Motion or (ii) denies issuance of the Sale Order within such forty five (45) day period;

          (h) by Buyer, if Parent and the Sellers have not executed and delivered this Agreement by 6:00 p.m. New York City time on March 12, 2004;

          (i) by Buyer, if (i) the Sale Motion has not been filed with the Bankruptcy Court on or before March 19, 2004 or (ii) the Bankruptcy Court does not enter the Sale Order by the date that is thirty (30) days after the date of the Sale Motion;

          (j) by Buyer, if Parent or the Sellers (i) breach the covenant contained in Section 5.08(e) or (ii) either directly or through their representatives, solicit or initiate any discussions or negotiations, or engage in active negotiations, or enter into any agreement, with any third party with respect to a purchase and sale, directly or indirectly, of the Shares, the Common Stock or the business of Embratel. For the avoidance of doubt, engaging in discussions with a third party which are solely intended to clarify the terms or conditions of any unsolicited proposal received from a third party or to reject such proposal shall not constitute engaging in active negotiations; and

          (k) by Buyer, if any of the matters set forth in Schedule 6.02(e) shall not be true and correct such that the condition set forth in Section 6.02(e) hereof would not be satisfied and such failure to be true and correct is not reasonably capable of being cured by the Closing Date.

           In the event of termination and abandonment by Buyer or the Sellers, or both, pursuant to Section 7.01 hereof, written notice thereof shall forthwith be given to the other party or parties, and this Agreement shall terminate, and the Share Purchase shall be abandoned, without further action by Buyer, Parent or the Sellers.

           Section 7.02. Effect of Termination. If this Agreement is terminated pursuant to Section 7.01, this Agreement shall become void and of no effect with no liability on the part of any party (or any shareholder, director, officer, employee, agent, consultant, representative or Affiliate of such party) to the other party hereto; provided that nothing in this Section 7.02 shall (i) relieve Buyer or the Sellers of any liability for a breach of this Agreement prior to the date of termination or relieve either party from its obligation to make any payments to the extent provided in Section 5.01(f) or (ii) require the Sellers to return any payments theretofore made by Buyer other than in accordance with
Section 5.01(f) hereof; provided further that in the event that this Agreement is validly terminated pursuant to Section 7.01 hereof under circumstances where the Sellers are not required to return to Buyer any of the amounts specified in
Section 5.01(f), then none of the parties hereto shall have any further liability hereunder. The damages recoverable by the non-breaching party shall include all attorneys' fees reasonably incurred by such party in connection with the transactions contemplated hereby. The provisions of Section 7.01 and this
Section 7.02, and of Article 8 and the Confidentiality Agreement shall survive any termination hereof pursuant to Section 7.01.

                                    ARTICLE 8

                                  MISCELLANEOUS

           Section 8.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

                     if to Buyer, to:

                               Telefonos de Mexico, S.A. de C.V.
                               Parque Via 190, Oficina 702
                               Col. Cuauhtemoc
                               CP 06599 Mexico, D.F.
                               Mexico
                               Attention:  Sergio Rodriguez Molleda
                               Fax:  52 555 592 66 87

                               with a copy to:

                               Willkie Farr & Gallagher LLP
                               787 Seventh Avenue
                               New York, NY  10019
                               Attention:  Myron Trepper, Esq.
                               Fax:  (212) 728-8111

                     if to Parent or a Seller, to:

                               WorldCom, Inc.
                               22001 Loudoun County Parkway
                               Ashburn, Virginia  20147
                               Attention:  Douglas Webster
                               Fax:  (703) 886-0710

                               with copies to:

                               Weil, Gotshal & Manges LLP
                               767 Fifth Avenue
                               New York, New York  10153
                               Attention:  Frederick S. Green, Esq.
                               Fax:  (212) 310-8007

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 P.M. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

Section 8.02. Non-Survival of Representations and Warranties.

           Other than claims for (i) indemnification pursuant to Section 5.10 hereof with respect to the representations and warranties contained in Section
3.05 hereof (which shall survive for periods coterminous with any applicable statute of limitation) and (ii) the representations and warranties contained in Sections 3.04(a) and (b) hereof (which shall survive indefinitely), the representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto, shall not survive the Closing or the termination of this Agreement.

Section 8.03. Amendments; No Waivers.

           (a) Any provision of this Agreement may be amended or waived prior to the Closing if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective.

           (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

           Section 8.04. Expenses; Sales and Transfer Taxes. Except as otherwise provided in this Section 8.04, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense. All sales and transfer taxes (including all security transfer taxes, if any) incurred in connection with the transactions contemplated hereby and all filing fees in connection with the filings with, and approvals by CADE, ANATEL and the CVM shall be borne by Buyer.

           Section 8.05. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.

           Section 8.06. Governing Language; Governing Law. Notwithstanding the translation of this Agreement into any other language, the official language of this Agreement is the English language, which will be controlling. Each document, agreement, instrument, statement, notice or other communication required or permitted to be given in connection with this Agreement will be in the English language. This Agreement shall be governed by and construed in accordance with the Law of the State of New York, without regard to the conflicts of law rules of such state.

           Section 8.07. Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought exclusively in any federal or state court located in the State of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient form; provided, however, that, until the entry of a final decree closing the bankruptcy cases of Parent and the Sellers, the Bankruptcy Court shall retain jurisdiction over any and all disputes arising under or otherwise relating to the construction and enforcement of the Sale Order and the transactions consummated thereunder. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 8.01 shall be deemed effective service of process on such party.

           Section 8.08. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

           Section 8.09. Counterparts; Effectiveness; No Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective on the date of its execution by the parties hereto in the City of New York. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

           Section 8.10. Entire Agreement. This Agreement (and all exhibits and schedules hereto) and the Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

           Section 8.11. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

           Section 8.12. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

           Section 8.13. Remedies. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled, without posting a bond or similar indemnity, to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal or state court located in the State of New York, in addition to any other remedy to which they are entitled at law or in equity.

           Section 8.14. Parent Guarantee. Parent hereby unconditionally agrees to cause each Seller to fulfill its obligations under this Agreement.

           Section 8.15. Interpretation.

           (a) The words "hereof", "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." All terms defined in this Agreement shall have the defined meanings contained herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time, amended, qualified or supplemented, including (in the case of agreements and instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

           (b) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

           (c) The inclusion of any matter in any disclosure schedule attached hereto in connection with any representation, warranty, covenant or agreement that is qualified as to materiality is not an admission by the party making such disclosure that such matter is material or would (or would be reasonably expected to) impair the ability of such party to consummate the transactions contemplated by this Agreement. Section headings and numbers used in the disclosure schedules attached hereto refer to the corresponding sections of this Agreement, are for convenience only and are not to be used to interpret any provision of this Agreement or such disclosure schedules. Where reasonably apparent, matters disclosed in any section or subsection of one party's disclosure schedule are deemed to be disclosed with respect to any other section or subsection of such party's disclosure schedule, whether or not an explicit cross-reference appears.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                     Telefonos de Mexico, S.A. de C.V.

                                     By: /s/ Sergio Rodriguez Malleda
                                         ---------------------------------------
                                          Name:  Sergio Rodriguez Malleda
                                          Title: Legal Representative



                                     WORLDCOM, INC.

                                     By:   /s/ Anastasia D. Kelly
                                          --------------------------------------
                                          Name:  Anastasia D. Kelly
                                          Title: Executive Vice President and
                                                 General Counsel



                                     MCI INTERNATIONAL, INC.

                                     By:   /s/Jennifer C. McGarey
                                           -------------------------------------
                                          Name:  Jennifer C. McGarey
                                          Title: Secretary



                                     MCI WORLDCOM INTERNATIONAL, INC.

                                     By:   /s/ Jennifer C. McGarey
                                           -------------------------------------
                                          Name:  Jennifer C. McGarey
                                          Title: Secretary



                                     MCI WORLDCOM BRAZIL LLC

                                     By:   /s/Jennifer C. McGarey
                                           -------------------------------------
                                          Name:  Jennifer C. McGarey
                                          Title: Secretary

                                                                                                                            ANNEX A
                                                                                                        TO STOCK PURCHASE AGREEMENT
                                                                                                         ---------------------------


                                                      COMPANIES AND OWNERSHIP PERCENTAGES
                                                      -----------------------------------

----------------------------------------- --------------------- ---------------------------- -----------------------------------
                                                                                                  STOCKHOLDERS (SELLERS);
                                            JURISDICTION OF                                            JURISDICTION;
                COMPANY                      AUTHORIZATION             SHARE CAPITAL                  PERCENTAGE OWNED
----------------------------------------- --------------------- ---------------------------- -----------------------------------
WORLDCOM HOLDING                                 Brazil         R$2,220,484,275.00           MCI WorldCom Brazil LLC
DO BRASIL LTDA.                                                                              Delaware
                                                                                             99.99999995%


                                                                                             MCI WorldCom International, Inc.
                                                                                             Delaware
                                                                                             0.00000005%
----------------------------------------- --------------------- ---------------------------- -----------------------------------
MCI INTERNATIONAL                                Brazil         R$3,111,823,811.00           WorldCom Holding do Brasil Ltda.
TELECOMUNICACOES                                                                             Brazil
DO BRASIL LTDA.                                                                              98.997%


                                                                                             MCI WorldCom International, Inc.
                                                                                             Delaware
                                                                                             1.003%
----------------------------------------- --------------------- ---------------------------- -----------------------------------
MCI SOLUTIONS -                                  Brazil         R$100,300.00                 MCI International Telecomunicacoes do
TELECOMUNICACOES .                                                                           Brasil Ltda.
LTDA                                                                                         Brazil
                                                                                             99.40%

                                                                                             MCI International, Inc.
                                                                                             Delaware
                                                                                             0.60%
----------------------------------------- --------------------- ---------------------------- -----------------------------------
STARTEL PARTICIPACOES LTDA.                      Brazil         R$3,095,175,570.00           MCI International Telecomunicacoes do
                                                                                             Brasil Ltda.
                                                                                             Brazil
                                                                                             99.99999677%


                                                                                             MCI Solutions - Telecomunicacoes Ltda.
                                                                                             Brazil
                                                                                             0.00000320%


                                                                                             MCI International, Inc.
                                                                                             Delaware
                                                                                             0.00000003%
----------------------------------------- --------------------- ---------------------------- -----------------------------------



                                      A-1

                                                       OWNERSHIP OF COMMON STOCK BY DIRECT HOLDERS
                                                       -------------------------------------------

------------------------------------------ ----------------------- ----------------------------- ----------------------------------
                 COMPANY                      JURISDICTION OF       NUMBER OF SHARES OF COMMON               STOCKHOLDERS;
                                               AUTHORIZATION           STOCK OWNED DIRECTLY                PERCENTAGE OWNED
------------------------------------------ ----------------------- ----------------------------- ----------------------------------
STARTEL PARTICIPACOES LTDA.                        Brazil          62,054,576,448                MCI International
                                                                                                 Telecomunicacoes do
                                                                                                 Brasil Ltda.
                                                                                                 99.99999677%

                                                                                                 MCI Solutions -
                                                                                                 Telecomunicacoes Ltda.
                                                                                                 0.00000320%

                                                                                                 MCI International, Inc.
                                                                                                 0.00000003%
------------------------------------------ ----------------------- ----------------------------- ----------------------------------
NEW STARTEL PARTICIPACOES LTDA.                    Brazil          2,350,574,677                 Startel Participacoes Ltda.
                                                                                                 99.999999%

                                                                                                 MCI International
                                                                                                 Telecomunicacoes do
                                                                                                 Brasil Ltda.
                                                                                                 0.000001%
------------------------------------------ ----------------------- ----------------------------- ----------------------------------


                                      A-2